FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 15, 2002

                             ZOOM TELEPHONICS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                     CANADA
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                 (State or Other Jurisdiction of Incorporation)

     0-18672                                       04-2621506
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 (Commission File Number)                 (I.R.S. Employer Identification No.)

207 South Street, Boston, MA                         02111
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(Address of Principal Executive Offices)          (Zip Code)

                                                 (617) 423-1072
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              (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.           OTHER EVENTS
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            On February 15, 2002, the shareholders of Zoom Telephonics, Inc., a
Canadian corporation (the "Company"), approved a plan to change the Company's jurisdiction of incorporation from Canada to the State of Delaware, and to change the Company's name to Zoom Technologies, Inc. These changes are to be accomplished through a process called a continuance under the laws of Canada and a domestication under the laws of the State of Delaware (the "Continuation"). The Company plans to file the necessary documents to make these changes effective at the end of this month. These changes will not affect the Company's stock symbol. The Company will continue to trade on the Nasdaq National Market under the symbol "ZOOM." In addition, the Company will continue to operate through its wholly owned Delaware subsidiary, Zoom Telephonics, Inc., which will not change its name.

            The completion of the Continuation will be conditioned upon, among other things, the proper filing and acceptance of the required documents with the applicable governmental authorities in Delaware and Canada. Moreover, the Company could delay or decide against proceeding with the Continuation if conditions should change, such as a material increase in the market price of the Company's common stock, which could result in significant additional tax liability to the Company.

                                   SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                     ZOOM TELEPHONICS, INC.

Dated:  February 19, 2002                By:      /s/ Frank B. Manning
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                                                 Frank B. Manning, President